EXHIBIT 99.2

SECTION 906 CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Insightful Corporation for the quarter ended December 31, 2002, I, Fred Schapelhouman, [Interim] Chief Financial Officer of Insightful Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K of Insightful Corporation for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K of Insightful Corporation for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of Insightful Corporation.

/S/ FRED SCHAPELHOUMAN
Fred Schapelhouman Chief Financial Officer (Principal Financial Officer)

March 25, 2003